EXHIBIT 99.1


                           Form of Stock Option Award
                            associated with the Plan

                             FirstFed Bancorp, Inc.
                            2001 Stock Incentive Plan
                         ------------------------------

                          Stock Option Award Agreement
                         ------------------------------


         You are hereby awarded the following stock option (the "Option") to purchase Common Stock of FirstFed Bancorp, Inc. (the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (this "Award") and in the Company's 2001 Stock Incentive Plan (the "Plan"), which is attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Exhibit A.

1. Variable Terms. The Option shall be controlled by and interpreted according to the following terms:

                 Name of Optionee:
                                                              ------------------------------------------


                  Type of Stock Option:                       /_/ Incentive Stock Option ("ISO")(1)

                                                              /_/ Nonqualified Stock Option


              Number of Shares subject to Award:
                                                                ----------------------------------------

              Option Exercise Price per Share:                  $
                                                                                                       (2)
                                                                ----------------------------------------

              Date of Award:
                                                                ----------------------------------------

              Expiration Date:                                /_/  5 years after Date of Award(2)

                                                              /_/  10 years after Date of Award

----------------
1    ISOs may only be granted to employees.

2 ISO granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company may not have a term exceeding 5 years and must have an exercise price not less than 110% of the fair market value of the underlying shares on the grant date.



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          Vesting Schedule:


                    Vested Percentage        Years of Service
                                             after Award Date

                            0%                  Less than 1

                                                     1

                                                     2

                                                     3

                                                     4

                                                     5


2. Term of Option. The term of the Option will expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the above-mentioned anniversary of the Date of Award.

3. Right to Exercise. The amount of Shares for which the Option may be exercised is cumulative; that is, if the Optionee fails to exercise all of the Shares subject to the Option during any period set forth above, then any Shares subject to the Option that were not exercised during such period may be exercised during any subsequent period, until the termination of the Option pursuant to Section 2 of this Award and the terms of the Plan.

4. Premature Disposition of an ISO. If the Option is an ISO and the Optionee sells or otherwise disposes of Shares acquired upon its exercise within 1 year from the date such Shares were acquired or 2 years from the Date of Award, the Optionee agrees that the Optionee will deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

5. Manner of Exercise of the Option. The Option shall be exercised in the manner set forth in the Plan.

6. Termination of Continuous Service. In all events where the Optionee's Continuous Service to the Company is terminated, the Option (including the vesting periods set forth in the schedule above) shall be governed by the Plan.

7. Subject to Plan. This Option is subject to all of the terms and conditions of the Plan, and by executing this Award, the Optionee agrees to be bound by all of the Plan's terms and conditions as if it had been set out verbatim in this Award. In addition, the Optionee recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including the Optionee, his or her heirs, and representatives.

8. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award, the Optionee may expressly designate a beneficiary (the "Beneficiary") to his or her interest in the Option awarded hereby. The Optionee shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit B (the "Designation of

                                       2

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Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

9. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at 1630 Fourth Avenue, North, Bessemer, Alabama 35020 (attention: 2001 Stock Incentive Plan Committee); (ii) if to Optionee, at the address set forth below his or her signature on the signature page hereto. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or properly mailed.

10. Binding Effect. Except as otherwise provided in this Award or in the Plan, every covenant, term, and provision of this Award shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

11. Headings. Section and other headings contained in this Award are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award or any provision hereof.

12. Severability. Every provision of this Award and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award.

13. Governing Law. The laws of the State of Delaware shall govern the validity of this Award, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

14. Counterparts. This Award may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Award and the Plan.

             FirstFed Bancorp, Inc.


             By:                                     Date:
                ---------------------------------         -----------------
                   An authorized member of the
                   FirstFed Bancorp, Inc.
                   2001 Stock Incentive Plan Committee


   The undersigned Optionee hereby accepts the terms of this Award and the Plan.


             By:                                     Date:
                ---------------------------------         -----------------
             Name of Optionee
             Address:
             ---------------------------------------------------------

             ---------------------------------------------------------

             ---------------------------------------------------------

                                       4

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                                    Exhibit A
                                    ---------

                             FirstFed Bancorp, Inc.
                            2001 Stock Incentive Plan
                Filed as Exhibit 4.1 with the Company's Form S-8

                                    Exhibit B
                                    ---------
                           Designation of Beneficiary

         In connection with the Stock Option Award Agreement(the "Stock Option Agreement") entered into on ________, 2001, between the FirstFed Bancorp, Inc. (the "Company") and _________________________________________, an individual residing at _________________________________________________ (the
"Participant"), the Participant hereby designates the person specified below as the beneficiary of the Participant's interest in ______ Stock Options of the Company awarded pursuant to the Stock Option Agreement. This designation shall remain in effect until revoked in writing by the Participant.


                     Name of Beneficiary:
                                                    -----------------------

                     Address:
                                                    -----------------------

                                                    -----------------------

                                                    -----------------------

                     Social Security No.:
                                                    -----------------------

         The Participant understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Stock Option Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Participant, including by delivery to the Company of a written designation of beneficiary executed by the Participant on a later date.


                                                    Date:
                                                         -----------------------


                                                    By:
                                                        ------------------------
                                                        [Participant Name]


Sworn to before me this

___ day of __________, _____.


--------------------------
Notary Public

County of _______________

State of _________________